Exhibit 99.1

FOR IMMEDIATE RELEASE October 29, 2021	FOR FURTHER INFORMATION CONTACT BENJAMIN BOCHNOWSKI (219) 853-7575

FINWARD BANCORP APPROVED FOR LISTING ON NASDAQ CAPITAL MARKET

Munster, Indiana – Finward Bancorp (OTC Pink: FNWD) (the “Bancorp” or “Finward”), the holding company for Peoples Bank, today announced that The Nasdaq Stock Market LLC has approved the Bancorp’s application to have its common stock listed on the Nasdaq Capital Market. The Bancorp’s common shares are expected to begin trading on the Nasdaq Capital Market at the opening of trading on November 3, 2021 under the symbol “FNWD.”

“Uplisting to a national securities exchange represents a significant corporate milestone for Finward,” stated Benjamin Bochnowski, Chief Executive Officer of Finward. “This has been a long-term strategic goal, and I am proud of what our team has accomplished to get us here. We have humble roots as a community bank, and this move is the result of over 100 years of work on behalf of the customers and communities that we serve. We firmly believe that the Nasdaq is the right exchange for us to carry out our mission and create value for all of our stakeholders: our customers, our communities, our employees, and our shareholders,” he continued. “For our shareholders, trading Finward’s common stock on the Nasdaq Capital Market should improve the Bancorp’s visibility among investors, which we believe will serve to broaden our investor base and enhance our trading liquidity.”

The Bancorp’s common shares will continue to be quoted on the OTC Pink Marketplace under the symbol “FNWD” until the listing on the Nasdaq Capital Market commences.

About Finward Bancorp

Finward Bancorp is a locally managed and independent financial holding company headquartered in Munster, Indiana, whose activities are primarily limited to holding the stock of Peoples Bank. Peoples Bank provides a wide range of personal, business, electronic and wealth management financial services from its 22 locations in Lake and Porter Counties in Northwest Indiana and South Chicagoland. Finward Bancorp’s common stock is currently quoted on the OTC Pink Marketplace under the symbol FNWD. The website ibankpeoples.com provides information on Peoples Bank’s products and services, and Finward Bancorp’s investor relations.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth, and operating strategies of Finward.  For these statements, Finward claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Statements in this communication should be considered in conjunction with the other information available about Finward, including the information in the filings Finward makes with the SEC.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include: the commencement of trading on the Nasdaq Capital Market; the expected impact of the Nasdaq listing; the significant risks and uncertainties for our business, results of operations, and financial condition, as well as our regulatory capital and liquidity ratios and other regulatory requirements caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its influence on financial markets, the effectiveness of our remote work arrangements and staffing levels in branches and other operational facilities, and actions taken by governmental authorities and other third parties in response to the pandemic; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates, market liquidity, and capital markets, as well as the magnitude of such changes, which may reduce net interest margins; inflation; customer acceptance of Finward’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. Further, statements about the effects of the COVID-19 pandemic on our business, operations, financial performance, and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable, and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties, and us.